UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________
FORM 8-K
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2018
  ________________________________________

Masonite International Corporation
(Exact name of registrant as specified in its charter)
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British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)

(800) 895-2723
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
 ________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Definitive Material Agreement.
On August 27, 2018, Masonite International Corporation (the “Company”) issued $300,000,000 aggregate principal amount of its 5.75% Senior Notes due 2026 (the “Notes”), pursuant to the Indenture, dated as of August 27, 2018 (the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee. The Notes are guaranteed by Masonite Luxembourg S.à r.l., a private limited liability company organized and established under the laws of the Grand Duchy of Luxembourg, as well as each of the Company’s wholly-owned existing or subsequently organized Canadian subsidiaries, subject to certain exceptions.
The Notes will mature on September 15, 2026. Interest on the Notes is payable semi-annually in arrears in cash on March 15 and September 15 of each year, commencing on March 15, 2019.
The Company may redeem all or part of the Notes at any time prior to September 15, 2021 at a price equal to 100% of the principal amount of such Notes redeemed plus accrued and unpaid interest to, but excluding, the redemption date and an “Applicable Premium,” as described in the Indenture. The Company may redeem the Notes at any time on or after September 15, 2021 at the redemption prices set forth in the Indenture. In addition, the Company may redeem up to 40% of the Notes until September 15, 2021 with the proceeds of certain equity offerings at the redemption price set forth in the Indenture.
Upon the occurrence of certain events constituting a Change of Control (or a Change of Control Triggering Event, as applicable, in each case as defined in the Indenture), the Company will be required to make an offer to repurchase all of the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The Indenture contains certain covenants that limit the Company’s and the Guarantors’ ability and the ability of their restricted subsidiaries to, among other things, incur additional indebtedness and issue disqualified or preferred stock; make restricted payments; sell assets; create restrictions on the ability of their restricted subsidiaries to pay dividends or distributions; create or incur liens; enter into sale and lease-back transactions; merge or consolidate with other entities; and enter into transactions with affiliates. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately.
The foregoing description of the Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture, incorporated by reference hereto as Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of August 27, 2018, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 5.75% Senior Notes due 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	August 27, 2018	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary

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